UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2009

AMERICAN URANIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-52824	98-0491170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 17th Street, Suite 2800 South Tower, Denver, CO 80202

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 634-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 15, 2009 we appointed Joseph DiStefano to our board of directors. Our company will reimburse Mr. DiStefano for out of pocket expenses incurred for attending Board meetings and will grant stock options for the purchase of shares of our company’s common stock.

For the past 36 years, since joining the U.S. Atomic Energy Commission’s Solicitor’s office in 1972, Joseph DiStefano has been involved in many of the legal, business and governmental issues affecting nuclear power and the nuclear fuel cycle. Mr. DiStefano has been in private law practice advising clients on energy matters since 1995. Since his retirement from the full time practice of law, Mr. DiStefano has continued, part time, to advise clients on legal and business matters involving the nuclear fuel cycle. Mr. DiStefano serves on the board of directors of Urenco Investments, Inc. and Urenco, Inc., positions he assumed in 2003. These companies are subsidiaries of Urenco Limited, a global supplier of uranium enrichment services using its proprietary advanced centrifuge technology, with plants operating in England, Germany and the Netherlands.

In 1997 and for several years thereafter, Mr. DiStefano was retained as legal counsel to Lockheed Martin Utility Services, which operated the U.S. Gaseous Diffusion Plants. During this period, he served as legal counsel to Lockheed in its bid as merger and acquisition candidate during the privatization of USEC.

Mr. DiStefano also served as a board director on the Urenco U.S. boards from 1993 to 1997. From 1987 to 1995, Mr. DiStefano was General Counsel and Corporate Secretary to Urenco, Inc. and later in the same capacity for Urenco Investments, Inc. In this role, Mr. DiStefano was directly engaged in the early negotiation, formation and licensing of the LES Partnership, the first private enterprise to be licensed by the U.S. Nuclear Regulatory Commission to build and operate an enrichment facility in the United States. Mr. DiStefano also served as LES’ first legal counsel and Secretary. LES is now an LLC, owned by Urenco Investments, Inc., and is well along in constructing an enrichment plant in New Mexico. The plant will employ Urenco’s advanced centrifuge technology.

Prior to becoming Urenco’s General Counsel in the United States, Mr. DiStefano was a senior executive in the U.S. Department of Energy, serving as Assistant General Counsel for General Litigation. In this capacity, he was directing, and he and his staff were involved in, a significant array of litigation arising out of virtually every legal issue affecting nuclear energy from a government perspective, including the fuel cycle, transportation, insurance, radiation injury, and nuclear weapons. Mr. DiStefano came to the Energy Department at its inception, after serving briefly in its predecessor, the Energy Research and Development Administration, which, together with NRC, took over the business of the Atomic Energy Commission in 1975.

In his position at the Atomic Energy Commission, Mr. DiStefano represented the Commission in the federal District Court and the federal Circuit Court of Appeals, and advised the Commissioners on quasi-judicial matters. Prior to joining the AEC, Mr. DiStefano was for four years a trial attorney in the U.S Department of Justice and before that at the National Labor Relations Board.

There are no family relationships between any of our directors or officers.

Item 9.01	Financial Statements and Exhibits.
99.1	News release dated January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN URANIUM CORPORATION

/s/ Robert A. Rich

Robert A. Rich

President, Secretary and Director

January 20, 2009